                                                                     EXHIBIT 3.1

                               State of Delaware

                        Office of the Secretary of State

                         -----------------------------

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SUMMIT WORLD VENTURES, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 1986, AT 9 O'CLOCK A.M.




                       [DELAWARE SECRETARY OF STATE SEAL]



                                        /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 7909002

                                                  DATE: 03-28-96

FILED
DEC 18 1988
[Signature Illegible]

                          CERTIFICATE OF INCORPORATION
                                       OF
                          SUMMIT WORLD VENTURES, INC.

     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, do hereby set forth as follows:

     FIRST:    The name of the corporation is

                    SUMMIT WORLD VENTURES, INC.

     SECOND:   The address of the initial registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH:   The corporation shall be authorized to issue the following shares:

     Class               Number of Shares         Par Value
     -----               ----------------         ---------
     COMMON              50,000,000               $.001

     FIFTH:    The name and address of the incorporator are as follows:

     NAME                ADDRESS
     ----                -------
     Ray A. Barr         9 East 40th Street
                         New York, New York 10016

     SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said reorganization has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this seventeenth day of December, 1986.


                                        /s/ RAY A. BARR
                                        ------------------------------------
                                        Ray A. Barr, Incorporator

                            ARTICLES OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SUMMIT WORLD VENTURES, INC.
                            (A Delaware Corporation)


     Pursuant to the applicable provisions of the Delaware Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the following:

     FIRST: The following Amendment to its Certificate of Incorporation was duly adopted by the shareholders of the corporation on May 9, 1997, in the manner prescribed by Delaware law.

     SECOND: Article FOURTH of the Articles of Incorporation of this corporation is amended to read in full as follows:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000. The par value of each of such shares is $.0005. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into two (2) shares.

     THIRD: The foregoing Amendment to the Certificate of Incorporation had been duly approved by the Board of Directors on April 15, 1997.

     FOURTH: The foregoing Amendment to the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on May 9, 1997. The total number of outstanding shares of the corporation is 500,000. The number of shares voting in favor of the Amendment equaled or exceeded to vote required. The number of shares voting for such Amendment was 500,000 and the number of shares voting against such Amendment was 0.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.

     In witness whereof, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 9th day of May, 1997.

DATED: May 9, 1997                     SUMMIT WORLD VENTURES, INC.


                                       By: /s/ PHILIP DASCHER
                                           ------------------------------------
                                           Philip Dascher, President



                                       By: /s/ AMY MOLL
                                           ------------------------------------
                                           Amy Moll, Secretary

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SUMMIT WORLD VENTURES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JULY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




2111666  8100                 [SEAL]                /s/ EDWARD J. FREEL
971243432                                    -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:  8576031

                                                       DATE:  07-25-97

     In witness whereof, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 9th day of May, 1997.


DATED: May 9, 1997                      SUMMIT WORLD VENTURES, INC.


                                        By:    /s/ PHILIP DASCHER
                                            -------------------------
                                            Philip Dascher, President


                                        By:       /s/ AMY MOLL
                                            -------------------------
                                               Amy Moll, Secretary

                            ARTICLES OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SUMMIT WORLD VENTURES, INC.
                            (A Delaware Corporation)

                           (Pursuant to Section 242)

     Pursuant to the applicable provisions of the Delaware Corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the following:

     FIRST: The following Amendment to its Certificate of Incorporation was duly adopted by the shareholders of the corporation on May 9, 1997, in the manner prescribed by Delaware law.

     SECOND: Article FOURTH of the Articles of Incorporation of this corporation is amended to read in full as follows:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000. The par value of each of such shares is $.0005. All such shares are one class and are shares of Common Stock. Upon the amendment of this Article to read as hereinabove set forth, each one (1) outstanding shares is split, reconstituted and converted into two (2) shares.

     THIRD: The foregoing Amendment to the Certificate of Incorporation had been duly approved by the Board of Directors on April 15, 1997.

     FOURTH: The foregoing Amendment to the Certificate of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on May 9, 1997. The total number of outstanding shares of the corporation is 500,000. The number of shares voting in favor of the Amendment equaled or exceeded to vote required. The number of shares voting for such Amendment was 500,000 and the number of shares voting against such Amendment was 0.

     We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this Certificate are true and correct of our own knowledge.

                               STATE OF DELAWARE

                      CERTIFICATE FOR RENEWAL AND REVIVAL

                                   OF CHARTER

================================================================================

SUMMIT WORLD VENTURES, INC., a corporation organized under the laws of Delaware, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is SUMMIT WORLD VENTURES, INC.

     2. Its registered office in the State of Delaware is located at CENTRE ROAD City of WILMINGTON Zip Code 19805 County of New Castle the name of its registered agent is THE Prentice-Hall Corporation System, Inc.

     3. The date of filing of the original Certificate of Incorporation in Delaware was DECEMBER 18, 1986.

     4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1988, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1988, at which time its charter became inoperative and forfeited for failure to obtain a registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by an authorized officer this 25th day of March A.D. 1987.

                                        BY        /s/ PHILIP DASCHER
                                           --------------------------------
                                                  Authorized Officer
                                                    Philip Dascher

                                  CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER

                                       OF

                          SUMMIT WORLD VENTURES, INC.

     SUMMIT WORLD VENTURES, INC., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the eighteenth day of December A.D. 1986, the charter of which was voided for nonpayment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of the corporation is:

                          SUMMIT WORLD VENTURES, INC.

     2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent is The Company Corporation.

     3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-eight day of February, A.D., 1999, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1999, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, SUMMIT WORLD VENTURES, INC. has caused this Certificate to be signed by Amy Moll, its President, this Twenty Fifth day of February, A.D. 2000.


                                        /s/ AMY MOLL
                                        -------------------------------
                                        Amy Moll
                                        President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                            ------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SUMMIT WORLD VENTURES, INC.", CHANGING ITS NAME FROM "SUMMIT WORLD VENTURES, INC." TO "INETEVENTS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2000, AT 5:10 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                            [SEAL]                 /s/ EDWARD J. FREEL
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2111666 8100                                AUTHENTICATION:  0525509

001320785                                             DATE:  06-27-00

             CERTIFICATE OF AMENDMENT OR ARTICLES OF INCORPORATION
                           (After Issuance of Stock)

                                                                       Filed by:

                          SUMMIT WORLD VENTURES, INC.
                        -------------------------------
                              Name of Corporation

     We the undersigned    AMY MOLL, President
                         -------------------------------------------------------
                                        President or Vice President

   HOWARD J. MOLL, Secretary     of     SUMMIT WORLD VENTURES, INC.
-------------------------------      -------------------------------------------
 Secretary or Assistant Secretary               Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 13th of June, 2000, adopted a resolution to amend the original articles as follows:

     RESOLVED: That the Certificate of Incorporation be amended as it relates to Article First, to read, in full, as follows:

          FIRST:  The name of the corporation is

                      iNetEvents, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this 22nd day of June, 2000 at New York City, New York.


                                   /s/ AMY MOLL
                                   -------------------------------------
                                   AMY MOLL
                                   President


                                   /s/ HOWARD J. MOLL
                                   -------------------------------------
                                   HOWARD J. MOLL
                                   Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                                                       Filed by:

                           SUMMIT WORLD VENTURES, INC.
                           ---------------------------
                               Name of Corporation


        We the undersigned    AMY MOLL, President
                           -----------------------------------------------------
                                            President or Vice President


     HOWARD J. MOLL, Secretary        of   SUMMIT WORLD VENTURES, INC.
-------------------------------------    ---------------------------------------
Secretary or Assistant Secretary               Name of Corporation


do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 13th of June, 2000, adopted a resolution to amend the original articles as follows:

        RESOLVED: That the Certificate of Incorporation be amended as it relates to Article First, to read, in full, as follows:

                FIRST:     The Name of the corporation is

                                iNetEvents, Inc.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

        I declare under penalty of perjury that the foregoing is true and correct.

Executed this 22nd day of June, 2000 at New York City, New York.


                                       /s/ Amy Moll
                                       -----------------------------------------
                                       AMY MOLL
                                       President


                                       /s/ Howard J. Moll
                                       -----------------------------------------
                                       HOWARD J. MOLL
                                       Secretary

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                                                       Filed by:


                                INETEVENTS, INC.
                               Name of Corporation


        We the undersigned  Brandon Stauber, President
                            ----------------------------------------------------
                                  President or Vice President


Robert Thompson,  Secretary            of        INETEVENTS, INC.
--------------------------------------    --------------------------------------
  Secretary or Assistant Secretary                 Name of Corporation


do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 30th of July, 2001, adopted a resolution to amend the original articles as follows:

        RESOLVED: That the Certificate of Incorporation be amended as it relates to Article FOURTH, to read, in full, as follows:

                FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock at $.0005 par value and Ten Million (10,000,000) shares of Serial Preferred Stock at $.01 par value. Upon the amendment of this Section to read as hereinabove set forth, there shall be no change in the issued and outstanding shares of Common Stock of the Corporation.

                The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

                        A. Each share of Common Stock shall entitle the holder
                thereof to one vote on any matter submitted to a vote of or consent of holders of Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the Corporation shall be paid or distributed ratably to the holders of its Common Stock. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as herein-after provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                        B. Subject to the terms and provisions of this Article
                and Delaware law, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                                (1) The series designation and authorized number
                        of shares;

                                (2) The dividend rate and the date or dates on
                        which such dividends will be payable;

                                (3) The amount or amounts to be received by the
                        holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

                                (4) The price or prices at which shares may be
                        redeemed, if any, and any terms, conditions, limitations upon such redemptions;

                                (5) The sinking fund provisions, if any, for
                        redemption or purchase of shares; and

                                (6) The terms and conditions, if any, on which
                        shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the Corporation.

                        C. The holders of the shares of Common Stock or Serial
                Preferred Stock shall not be entitled to cumulative voting on any matter.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,821,500; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

        I declare under penalty of perjury that the foregoing is true and correct.

        Executed this 30th day of July, 2001 at Los Angeles, California.


                                       /s/ Brandon Stauber
                                       -----------------------------------------
                                       Brandon Stauber
                                       President


                                       /s/ Robert Thompson
                                       -----------------------------------------
                                       Robert Thompson
                                       Secretary